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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8, File No. 333-98681) pertaining to the Tosco Corporation Capital Accumulation Plan of our report dated June 25, 2003, with respect to the financial statements and schedule of the Tosco Corporation Capital Accumulation Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.



                                                      /s/ ERNST & YOUNG LLP
                                                      ERNST & YOUNG LLP

Houston, Texas
June 25, 2003